EXHIBIT 99.1

JOINT FILING AGREEMENT FOR SCHEDULE 13D

         Pursuant to Rule 13d-1(f)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agree that the statement to which this Exhibit is attached is filed on behalf of them in the capacities set forth herein below.

BARLOW MANAGEMENT, INC.

/s/ George Murnane By: George Murnane, III Its: President

/s/ Jonathan G. Ornstein Jonathan G. Ornstein

/s/ George Murnane George Murnane, III

/s/ James E. Swigart James E. Swigart

12